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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 5 to Registration Statement No. 333-72748 on Form S-3 of Advanced Energy Industries, Inc. of our report, dated August 24, 2001, except for Notes 9 and 14, as to which the date is March 1, 2002, related to Aera Japan Limited and subsidiaries appearing in the Current Report on Form 8-K/A of Advanced Energy Industries, Inc. filed on April 2, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



DELOITTE TOUCHE TOHMATSU
Tokyo, Japan



April 18, 2002